Exhibit 99.1

                                      NEWS RELEASE

Contact:	Mickey Foster Vice President Corporate and Investor Relations (732) 933-5140

FOR IMMEDIATE RELEASE

MILLENNIUM CHEMICALS SCHEDULES FIRST QUARTER 2003 EARNINGS RESULTS
AND OUTLOOK AND INTERNET WEBCAST/TELECONFERENCE

Red Bank, New Jersey, March 31, 2003 -- Millennium Chemicals (NYSE-MCH) (“Millennium”) announces the following schedule and contact information for its first quarter earnings release and outlook and webcast/teleconference:

Earnings Release:	Monday, April 28, 2003 after the NYSE closes By PrimeZone Media Network distribution and Millennium's web site at: HTTP://WWW.MILLENNIUMCHEM.COM, click on Investor Relations

Teleconference:	Tuesday, April 29, 2003 - 9:30 a.m. EDT

Dial in Number:	973-935-8504 Please call 5-10 minutes before the scheduled start of the teleconference

Speakers:	Bill Landuyt, Chairman and CEO Jack Lushefski, Sr. Vice President and Chief Financial Officer Mickey Foster, Vice President, Corporate and Investor Relations

Webcast:	You can conveniently view the slide presentation and listen to remarks live by accessing our website HTTP://WWW.MILLENNIUMCHEM.COM and click on Investor Relations

Replay:	973-341-3080, ID# 3839719 available through May 6, 2003

Millennium Chemicals (website: www.millenniumchem.com) is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.

Millennium Chemicals is:

  The second-largest producer of TiO2 in the world and a leading producer of titanium tetrachloride and other products,including zirconia, cadmium/selenium pigments and silica gel;
  The second-largest producer of acetic acid and vinyl acetate monomer in North America;
  A leading producer of fragrance chemicals; and,
  Through its 29.5% interest in Equistar Chemicals, LP, a partner in the second-largest producer of ethylene and third-largest producer of polyethylene in North America, and a leading producer of performance polymers, oxygenated chemicals, aromatics and specialty petrochemicals.

# # #